Exhibit (10) (i) 82




                           TRANSITION POWER AGREEMENT



                                 By and Between



                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION

                                       and

                          DYNEGY POWER MARKETING, INC.

                             Dated January 30, 2001
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                                TABLE OF CONTENTS


ARTICLE 1 - DEFINITIONS................................................1
ARTICLE 2 - TERM AND TERMINATION.......................................1
  2.1 - Term...........................................................1
  2.2 - Option Period..................................................2
  2.3 - Termination....................................................2
ARTICLE 3 - CAPACITY RESOURCES.........................................2
  3.1 - Capacity Resources Obligations.................................2
  3.2 - Capacity Resources Information Requirements....................2
ARTICLE 4 - ANCILLARY SERVICES.........................................3
  4.1 - Ancillary Services.............................................3
  4.2 - Ancillary Services Defined.....................................3
ARTICLE 5 - ENERGY.....................................................3
  5.1 - Fixed Energy...................................................3
  5.2 - Additional Energy..............................................3
  5.3 - NYISO Requirements.............................................4
  5.4 - Delivery Point.................................................4
  5.5 - Risk of Loss...................................................4
ARTICLE 6 - PRICING....................................................4
  6.1 - Compensation for Services......................................4
  6.2 - Taxes..........................................................6
  6.3 - First Through the Meter........................................6
ARTICLE 7 - LIABILITY AND LIMITATION OF LIABILITY......................7
  7.1 - Liability Failure to Provide Services..........................7
  7.2 - Limitation of Liability........................................7
ARTICLE 8 - FORCE MAJEURE..............................................7
  8.1 - Effect of Force Majeure........................................7
  8.2 - Force Majeure Defined..........................................8
  8.3 - Notification...................................................8
ARTICLE 9 - INDEMNIFICATION FOR THIRD PARTY CLAIMS.....................8
  9.1 - Supplier's Indemnification.....................................8
  9.2 - Central Hudson's Indemnification...............................8
  9.3 - Indemnification Procedures.....................................9
  9.4 - Survival.......................................................9
ARTICLE 10 - DEFAULT...................................................9
  10.1 - Event of Default..............................................9
  10.2 - Remedies.....................................................10
ARTICLE 11 - TPA COMMITTEE............................................10
ARTICLE 12 - COST RESPONSIBILITIES AND BILLING PROCEDURES.............10
  12.1 - Billing Procedures...........................................10
  12.2 - Billing Disputes.............................................11
  12.3 - Interest on Unpaid Balances..................................11
ARTICLE 13 - CONFIDENTIALITY..........................................11

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  13.1 - Confidentiality Obligations..................................11
  13.2 - Confidentiality of Audits....................................12
  13.3 - Remedies.....................................................12
ARTICLE 14 - DISPUTE RESOLUTION.......................................12
  14.1 - Disputes.....................................................12
  14.2 - Arbitration..................................................13
ARTICLE 15 - REPRESENTATIONS..........................................14
  15.1 - Representations of Central Hudson............................14
  15.2 - Representations of Supplier..................................15
ARTICLE 16 - ASSIGNMENT/CHANGE IN CORPORATE IDENTITY..................16
  16.1 - Generally....................................................16
  16.2 - Central Hudson's Assignment Rights...........................16
  16.3 - Supplier's Assignment Rights.................................16
  16.4 - Mergers or Consolidations....................................16
  16.5 - Limitations..................................................16
  16.6 - Successors...................................................17
ARTICLE 17 - NOTICES..................................................17
ARTICLE 18 - AMENDMENTS...............................................18
  18.1 - Amendments...................................................18
  18.2 - NYISO Agreement Modifications................................18
ARTICLE 19 - AUDITS...................................................19
ARTICLE 20 - MISCELLANEOUS PROVISIONS.................................19
  20.1 - Waiver.......................................................19
  20.2 - No Third Party Beneficiaries.................................19
  20.3 - Governing Law................................................19
  20.4 - Counterparts.................................................19
  20.5 - Interpretation...............................................19
  20.6 - Jurisdiction and Enforcement.................................20
  20.7 - Entire Agreement.............................................20
  20.8 - Severability.................................................21
  20.9 - Further Assurances...........................................21
  20.10-Independent Contractor Status.................................21
  20.11-Conflicts.....................................................21
SCHEDULE 1 - DEFINITIONS...............................................1

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                           TRANSITION POWER AGREEMENT

         This Transition Power Agreement ("Agreement") dated as of January 30, 2001 by and between Central Hudson Gas & Electric Corporation ("Central Hudson") a New York corporation, and Dynegy Power Marketing, Inc. ("Supplier") a Texas corporation. Central Hudson and Supplier are each referred to herein as a "Party," and collectively referred to herein as the "Parties."

                                   WITNESSETH:

         WHEREAS, Central Hudson and Dynegy Power Corp., a Delaware corporation ("Dynegy") have entered into an Asset Purchase and Sale Agreement for the Danskammer Station and Related Assets ("Danskammer APSA") dated August 7, 2000;

         WHEREAS, Dynegy has assigned rights and obligations under the Danskammer APSA relating to the Agreement to Supplier in accordance with Section
12.5 of the Danskammer APSA.

         WHEREAS, Central Hudson will continue to operate its transmission and distribution businesses which includes obligations to sell and provide power and energy to its retail customers; and

         WHEREAS, the Parties have agreed in the Danskammer APSA to execute this Agreement in order to provide for the sale by Supplier, and purchase by Central Hudson, of electric capacity, power and energy and certain ancillary services in accordance with the terms and conditions of this Agreement.

         NOW THEREFORE, in consideration of the mutual representations, covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings specified or referred to in Schedule 1 of this Agreement.

                                   ARTICLE 2
                              TERM AND TERMINATION

         2.1 TERM. This Agreement shall become effective at the time that the Closing becomes effective ("Effective Date"). Unless terminated sooner in accordance with the terms of this Agreement or extended pursuant to Section 2.2 below, this Agreement shall continue in full force and effect from the Effective Date through and including October 31, 2003.
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         2.2 OPTION PERIOD. The term of this Agreement may be extended for one additional year, through and including October 31, 2004, at the election of Central Hudson, upon not less than thirteen (13) months advance written notice to Supplier.

         2.3 TERMINATION. The applicable provisions of this Agreement shall continue in effect after cancellation or termination hereof to the extent necessary to effectuate the interpretation and enforcement of the Agreement and provide for final billings, billing adjustments and payments pertaining to liability and indemnification obligations arising from acts or events that occurred while this Agreement was in effect.

                                   ARTICLE 3
                               CAPACITY RESOURCES

         3.1 CAPACITY RESOURCES OBLIGATIONS.

                  (a) During the term of this Agreement, Supplier shall supply to Central Hudson, and Central Hudson shall purchase from Supplier, installed capacity ("ICAP") in the amounts set forth in Schedule 3.1(a) hereto. Supplier's supply of ICAP under this Agreement shall satisfy all requirements and financial obligations established by the NYISO, as they apply to Central Hudson and to Supplier as the supplier of ICAP to Central Hudson.

                  (b) Supplier shall provide to the NYISO and the NYSRC, as applicable, all information and data required with respect to ICAP supplied under this Agreement, with copies to Central Hudson, and Supplier shall be responsible for any charges levied by the NYISO or the NYSRC on Central Hudson or Supplier due to the delayed receipt of such information and data, unless such delay is caused by Central Hudson.

         3.2 CAPACITY RESOURCES INFORMATION REQUIREMENTS.

                  (a) Supplier shall provide in accordance with this Section 3.2 its proposed plan to satisfy its obligations hereunder to provide ICAP under this Agreement ("ICAP Plan"). Schedule 3.2(a) hereto sets forth the Supplier's ICAP Plan for the First Contract Year.

                  (b) On or before March 1 in each year during the term of this Agreement, the Supplier shall provide to the TPA Committee, for review and approval (such approval not to be unreasonably withheld or delayed), its proposed annual ICAP Plan to be submitted to Central Hudson in a form that satisfies the NYISO requirements for such data.

                  (c) If the Supplier intends to depart in any material respect from the ICAP Plan set forth in Schedule 3.2(a) or an ICAP Plan which was previously approved by the TPA Committee, the Supplier shall, prior to implementing any such departure,

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obtain the approval of the TPA Committee to an amendment to the ICAP Plan relating to such change, such approval not to be unreasonably withheld or delayed.

                                   ARTICLE 4
                               ANCILLARY SERVICES

         4.1 ANCILLARY SERVICES. During the term of this Agreement, Central Hudson shall pay Supplier the positive difference, if any, between the prices for Ancillary Services set forth in Schedule 4.1 and the prices established by the NYISO for Ancillary Services payable by Central Hudson in the Day Ahead Market to meet the requirements of its load for such Ancillary Services ("Market Price") in every hour during the Month for the amount of Ancillary Services set forth in Schedule 4.1, as set forth more fully in Section 6.1. If such difference is negative, Supplier shall pay or credit Central Hudson with such amount as provided in Section 6.1(b).

         4.2 ANCILLARY SERVICES DEFINED. Ancillary Services means Regulation and Frequency Response Service, Ten Minute Spinning Reserves and Thirty Minute Spinning Reserves, all as defined in the NYISO OATT.

                                   ARTICLE 5
                                     ENERGY

         5.1 FIXED ENERGY. During the term of this Agreement, Supplier shall supply to Central Hudson at the Delivery Point, and Central Hudson shall purchase, Fixed Energy in the amounts set forth in Schedule 5.1(a) hereto ("Fixed Energy").

         5.2 ADDITIONAL ENERGY.

                  (a) During the term of this Agreement, Supplier shall supply to Central Hudson at the Delivery Point, and Central Hudson shall purchase, Additional Energy, as scheduled by Central Hudson, up to the maximum demand level set forth for Additional Energy in Schedule 5.1(a) ("Additional Energy"). Central Hudson shall schedule Additional Energy on an hourly basis for each Week by notifying Supplier on or before noon Friday preceding such Week of its hourly requirements for Additional Energy. The amount of Additional Energy scheduled by Central Hudson shall correspond, on a monthly basis, to the applicable load factor set forth in Schedule 5.1(a), although the amount scheduled at any time may equal the applicable maximum demand set forth in Schedule 5.1(a).

                  (b) On the Effective Date and on the anniversary of the Effective Date, Central Hudson will provide Supplier with a non-binding estimate of the Additional Energy that Central Hudson projects it will require Supplier to provide during the next twelve (12) Months pursuant to this Agreement. Not less than thirty (30) days prior to the beginning of every Month during the term of this Agreement, Central Hudson shall provide Supplier with a non-binding estimate of the Additional Energy that Central Hudson projects it will require Supplier to provide from the

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beginning of that Month through the end of the following two (2) Months pursuant to this Agreement. At the time that Central Hudson is required to submit its schedule for Additional Energy for a Week pursuant to Section 5.2(a), Central Hudson shall provide Supplier with a non-binding estimate of the Additional Energy that Central Hudson believes it will require Supplier to provide during the Week following the Week covered by Central Hudson's schedule submitted pursuant to Section 5.2(a).

         5.3 NYISO REQUIREMENTS. Supplier's supply of Fixed Energy and Additional Energy under this Agreement shall satisfy all applicable requirements and financial obligations established from time to time by the NYISO, as they apply to Central Hudson or to Supplier as the supplier of energy to Central Hudson.

         5.4 DELIVERY POINT. The point of withdrawal for Fixed Energy and Additional Energy supplied to Central Hudson shall be the New York Zone "G" Central Hudson/Hudson Valley ("Delivery Point"). Supplier shall reimburse Central Hudson for all NYISO Transmission Usage Charges payable by Central Hudson with respect to energy deliveries provided under this Agreement incurred up to the Delivery Point. Central Hudson shall be responsible for any Transmission Usage Charges with respect to energy deliveries provided under the Agreement incurred beyond the Delivery Point.

         5.5 RISK OF LOSS. Title to and risk of loss of Fixed Energy and Additional Energy shall transfer from Supplier to Central Hudson at the Delivery Point. As between the Parties, Supplier shall be deemed to be in exclusive control (and shall be responsible for any damages or injuries caused thereby) of the Fixed Energy and Additional Energy up to the Delivery Point and Central Hudson shall be deemed to be in exclusive control (and shall be responsible for any damages or injuries caused thereby) of the Fixed Energy and Additional Energy at and after the Delivery Point.

                                   ARTICLE 6
                                    PRICING

         6.1 COMPENSATION FOR SERVICES. Subject to the terms of this Agreement, Central Hudson shall be obligated to make a monthly payment to Supplier for the Services it provides which shall be comprised of the following components:

                  (a) For each Month during the term of the Agreement, a capacity payment for the ICAP that Supplier provides to Central Hudson in such Month calculated as follows (the "Capacity Payment"):

      Capacity Payment = ICAP x Price

                  Where:

                   ICAP = the amount of ICAP supplied during the Month expressed in kW

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                   Price = the price of ICAP per kW for the Month as set
                   forth in Schedule 3.1(a)

                  (b) For each Month during the term of this Agreement, an ancillary services payment calculated as follows (the "Ancillary Services Payment"):

                  Ancillary Services Payment = Regulation Amount x (Contract Regulation Price - NYISO Regulation Price) + 10 Minute SR Amount x (Contract 10 Minute SR Price - NYISO 10 Minute SR Price) + 30 Minute SR Amount x (Contract 30 Minute SR Price - NYISO 30 Minute SR Price)

                  Where

                  "Regulation Amount" means the amount of Regulation and Frequency Response Service expressed in MW per hour set forth in Schedule 4.1 multiplied by the number of hours in the Month.

                  "Contract Regulation Price" means the applicable price per MW per hour for Regulated Frequency Response Service set forth in
                  Schedule 4.1.

                  "NYISO Regulation Price" means the hourly average Market Price per MW payable by Central Hudson to the NYISO for Regulation and Frequency Response Service during the Month.

                  "10 Minute SR Amount" means the amount of Ten Minute Spinning Reserves expressed in MW per hour set forth in Schedule 4.1 multiplied by the number of hours in the Month.

                  "Contract 10 Minute SR Price" means the applicable price per MW per hour for Ten Minute Spinning Reserves set forth in
                  Schedule 4.1.

                  "NYISO 10 Minute SR Price" means the hourly average Market Price per MW payable by Central Hudson to the NYISO for Ten Minute Spinning Reserves during the Month.

                  "30 Minute SR Amount" means the amount of Thirty Minute Spinning Reserves expressed in MW per hour set forth in
                  Schedule 4.1 multiplied by the number of hours in the Month.

                  "Contract 30 Minute SR Price" means the applicable price per MW per hour for Thirty Minute Spinning Reserves set forth in
                  Schedule 4.1.

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                  "NYISO 30 Minute SR Price" means the hourly average Market
                  Price per MW payable by Central Hudson to the NYISO for the Thirty Minute Spinning Reserves during the Month.


         If the Ancillary Service Payment in any Month is a negative amount, it shall be credited to Central Hudson as a reduction in Central Hudson's monthly payments to Supplier or paid to Central Hudson as provided in Article 12.

                  (c) For each Month during the term of the Agreement, an energy payment for Fixed Energy and Additional Energy that Supplier delivers to Central Hudson at the Delivery Point in such Month calculated as follows (the "Energy Payment"):

      Energy Payment = (Fixed Energy x Fixed Energy Price) +
(Additional Energy x Additional Energy Price).

            Where:

             Fixed Energy = the amount of energy expressed in MWh, delivered to the Delivery Point in the Month as Fixed Energy under this Agreement.

             Fixed Energy Price = the price per MWh set forth in Schedule 5.1(a) for Fixed Energy delivered in the Month.

             Additional Energy = the amount of energy, expressed in MWh, delivered to the Delivery Point in the Month as Additional Energy under this Agreement.

             Additional Energy Price = the price per MWh set forth in Schedule 5.1(a) for Additional Energy delivered in the Month.

                  (d) Central Hudson's monthly payment to Supplier will be decreased, or Supplier's payment to Central Hudson will be increased, by (i) any NYISO charges for transmission congestion, allocated losses and unaccounted-for energy which Central Hudson incurs in connection with the Services Supplier delivers to Central Hudson pursuant to Articles 4, 5 and 6 of this Agreement, and (ii) the amounts of any payments Supplier owes to Central Hudson pursuant to
Section 6.2 and 7.1 of this Agreement.

         6.2 TAXES. Supplier shall be responsible for taxes applicable to the sale or provision of Services

         6.3 FIRST THROUGH THE METER. If Supplier fails at any time to deliver to Central Hudson at the Delivery Point an amount of energy equal to the sum of the Fixed Energy and the Additional Energy scheduled by Central Hudson pursuant to this Agreement, any shortfall will first be considered a shortfall in Additional Energy, up to

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the amount of Additional Energy scheduled by Central Hudson. Any shortfall in excess of the amount of Additional Energy scheduled by Central Hudson shall be considered a shortfall in the amount of Fixed Energy delivered to Central Hudson.

                                   ARTICLE 7
                      LIABILITY AND LIMITATION OF LIABILITY

         7.1 LIABILITY FAILURE TO PROVIDE SERVICES. To the extent that Supplier does not provide ICAP, Ancillary Services, Fixed Energy and/or Additional Energy ("Services") to Central Hudson as required under this Agreement, Supplier shall pay Central Hudson the positive difference, if any, between the price Central Hudson pays for such Services in the appropriate NYISO market, or if not available in the NYISO market, any other market ("Alternative Services") and the price Central Hudson would have paid to Supplier for such Services under this Agreement, plus penalties and nonperformance charges, if any, assessed on Central Hudson by the NYISO to the extent resulting from the Supplier not providing the Services. Calculation of the cost of Alternative Services hereunder shall include all reasonable direct costs associated with the procurement and delivery of Alternative Services, including reasonable legal or transactional costs and expenses; taxes, energy, demand, capacity, or reservation charges; energy losses; emergency energy; and any transmission or congestion costs but does not include the NYISO Transmission Service Charge.

         7.2 LIMITATION OF LIABILITY. Except for indemnity obligations set forth in Article 9 and the damages, charges or penalties set forth in Sections 3.1(b), 5.4, 7.1 and 12.3 of this Agreement, neither Party, nor such Party's respective officers, directors, agents, employees, Affiliates, or successors or assigns of any of them, shall be liable to the other Party or such other Party's Affiliates, officers, directors, agents, employees, successors or assigns for claims, suits, actions or causes of action for incidental, punitive, special, indirect, multiple or consequential damages (including, without limitation, lost revenues, claims of customers, attorneys' fees and litigation costs) connected with, or resulting from, performance or non-performance of this Agreement, or any actions undertaken in connection with or related to this Agreement, including, without limitation, any such damages which are based upon causes of action for breach of contract, tort (including negligence and misrepresentation), breach of warranty or strict liability. The provisions of this Section 7.2 shall apply regardless of fault and shall survive termination, cancellation, suspension, completion, or expiration of this Agreement.

                                   ARTICLE 8
                                 FORCE MAJEURE

         8.1 EFFECT OF FORCE MAJEURE. Notwithstanding anything in this Agreement to the contrary, the Parties shall be excused from performing their respective obligations hereunder (except for the obligation to pay sums of money due and owing hereunder) and shall not be liable in damages or otherwise, to the extent that a Party is unable to perform or is prevented from performing by an event of Force Majeure and has complied with Section 8.3.

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         8.2 FORCE MAJEURE DEFINED. Force Majeure includes, without limitation, storm, flood, damage to underwater cables, lightning, drought, earthquake, fire, explosion, acts of God or the public enemy, civil disturbance, or any other cause beyond a Party's reasonable control but only if and to the extent that the event directly affects the availability of the transmission or distribution facilities of the NYISO or Central Hudson which are necessary to deliver or receive energy at the Delivery Point from all potential sources of supply of the energy. Force Majeure shall not include events affecting the availability or cost of operating any generating facility or resource.

         8.3 NOTIFICATION. A Party shall not be entitled to rely on the occurrence of an event of Force Majeure as a basis for being excused from performance of its obligations under this Agreement unless the Party relying on the event or condition shall: (a) provide prompt written notice of such Force Majeure event to the other Party, including an estimation of its expected duration and the probable impact on the performance of its obligations hereunder; (b) exercise all reasonable efforts to continue to perform its obligations under this Agreement; (c) expeditiously take action to correct or cure the event or condition excusing performance; (d) exercise all reasonable efforts to mitigate or limit damages to the other Party; and (e) provide prompt notice to the other Party of the cessation of the event or condition giving rise to its excuse from performance. Subject to this Section 8.3, any obligation under this Agreement shall be suspended only to the extent caused by such Force Majeure and only during the continuance of any inability of performance caused by such Force Majeure but for no longer period.

                                   ARTICLE 9
                     INDEMNIFICATION FOR THIRD PARTY CLAIMS

         9.1 SUPPLIER'S INDEMNIFICATION. Supplier shall indemnify, hold harmless, and defend Central Hudson and its Affiliates, as the case may be, and their respective officers, directors, employees, agents, contractors, subcontractors, invitees, successors and permitted assigns from and against any and all claims, liabilities, costs, damages, and expenses (including, without limitation, reasonable attorney and expert fees, and disbursements incurred by any of them in any action or proceeding between Central Hudson and a third party or Supplier) for damage to property of unaffiliated third parties, injury to or death of any person, including Central Hudson's employees or any third parties, to the extent caused, by the negligence or willful misconduct of Supplier and/or its officers, directors, employees, agents, contractors, subcontractors or invitees arising out of or connected with Supplier's performance or breach of this Agreement, or the exercise by Supplier of its rights hereunder.

         9.2 CENTRAL HUDSON'S INDEMNIFICATION. Central Hudson shall indemnify, hold harmless, and defend Supplier and its Affiliates, as the case may be, and their respective officers, directors, employees, agents, contractors, subcontractors, invitees, successors and permitted assigns from and against any and all claims, liabilities, costs, damages, and expenses (including, without limitation, reasonable attorney and expert fees, and disbursements incurred by any of them in any action or proceeding between the Supplier and a third party or Central Hudson) for damage to property of unaffiliated

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third parties, injury to or death of any person, including Supplier's employees or any third parties, to the extent caused by the negligence or willful misconduct of Central Hudson and/or its officers, directors, employees, agents, contractors, subcontractors or invitees arising out of or connected with Central Hudson's performance or breach of this Agreement, or the exercise by Central Hudson of its rights hereunder.

         9.3 INDEMNIFICATION PROCEDURES. If either Party intends to seek indemnification under this Article 9 from the other Party, the Party seeking indemnification shall give the other Party notice of such claim within ninety
(90) days of the later of the commencement of, or the Party's actual knowledge of, such claim or action. Such notice shall describe the claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the claim that has been, or may be sustained by, said Party. To the extent that the other Party will have been actually and materially prejudiced as a result of the failure to provide such notice, such notice will be a condition precedent to any liability of the other Party under the provisions for indemnification contained in this Agreement. Neither Party may settle or compromise any claim without the prior consent of the other Party; provided, however, said consent shall not be unreasonably withheld or delayed.

         9.4 SURVIVAL. The indemnification obligations of each Party under this
Article 9 shall continue in full force and effect regardless of whether this Agreement has either expired or been terminated or canceled.

                                   ARTICLE 10
                                     DEFAULT

         10.1 EVENT OF DEFAULT. Unless excused by Force Majeure, each of the following events shall constitute an event of default (an "Event of Default") under this Agreement:

                  (a) the failure by a Party to pay any amount due within thirty
(30) days after receipt of written notice of nonpayment by the other Party, unless the payment of such amount is disputed in good faith;

                  (b) a Party's breach of any material term or condition of this Agreement including any material breach of a representation, warranty or covenant made in this Agreement which, after receiving written notice of the breach from the non-breaching Party (such notice to set forth in reasonable detail the nature of the default and, where known and if applicable, the steps necessary to cure such default), (i) the breaching Party fails to cure within thirty (30) days following receipt of the notice or (ii) if such default is of such a nature that it cannot be cured within thirty (30) days following receipt of such notice, the breaching Party fails within such thirty (30) days to commence the necessary cure and fails at any time thereafter diligently and continuously to prosecute such cure to completion provided that the cure is completed no later than 180 days after the receipt of the default notice;

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                  (c) the appointment of a receiver or liquidator or trustee for either Party and such receiver, liquidator or trustee is not discharged within sixty (60) days;

                  (d) the entry of a decree adjudicating a Party as bankrupt or insolvent, and such decree is continued undischarged and unstayed for a period of sixty (60) days; or

                  (e) the filing of a voluntary or involuntary petition in bankruptcy under any provision of any federal or state bankruptcy law by a Party or against it, and, with respect to an involuntary petition in bankruptcy, such petition continues undischarged and unstayed for a period of sixty (60) days.

         10.2 REMEDIES. Upon the occurrence of an Event of Default, the non-defaulting Party may (a) terminate this Agreement by providing sixty (60) days' prior written notice to the defaulting Party and this Agreement shall thereupon terminate upon receipt of regulatory approval for such termination, but not before the date specified in the notice, and/or (b) subject to Section
7.2 of this Agreement, exercise all such rights and remedies as may be available to it under this Agreement or at law or equity with respect to such Event of Default.

                                   ARTICLE 11
                                  TPA COMMITTEE


         The Parties shall establish an operating committee consisting of one representative for each Party ("TPA Committee"). The TPA Committee shall act only by unanimous agreement or consent. The Parties shall designate their respective representatives to the TPA Committee, plus an alternate by written notice. Each Party's representative on the TPA Committee is authorized to act on behalf of such Party with respect to any matter arising under this Agreement which is to be decided by the TPA Committee, however, the TPA Committee shall not have any authority to modify or otherwise alter the rights and obligations of the Parties hereunder. The TPA Committee shall develop and implement suitable policies and procedures to coordinate the interaction of the Parties with respect to the performance of their duties and obligations under this Agreement.

                                   ARTICLE 12
                  COST RESPONSIBILITIES AND BILLING PROCEDURES

         12.1 BILLING PROCEDURES.

                  (a) Five (5) business days after receipt of the NYISO bill for the preceding Month, Central Hudson shall provide to Supplier a written invoice setting forth the amount, if any, Central Hudson owes to Supplier pursuant to
Article 6 of this Agreement for Services and any other payments which may be due hereunder, and the amounts, if any, that Supplier owes to Central Hudson pursuant to this Agreement. Each invoice shall (i) delineate the Month in which the Services or Alternative Services

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were provided or reimbursable charges were incurred, (ii) fully describe the
Services or Alternative Services rendered or reimbursable charges incurred,
(iii) be itemized to reflect the Services or Alternative Services performed or provided or reimbursable charges incurred, (iv) be itemized to reflect any billing revisions received from the NYISO during the preceding Month with a description of the revision, and (v) provide reasonable detail as to the calculation of the amounts involved. If data necessary to prepare an invoice is not available, Central Hudson may reasonably estimate such data subject to adjustment in the next invoice.

                  (b) All invoices shall be paid within fifteen (15) days after the date of issuance, but not earlier than the 25th day of the Month in which the invoice is rendered. All payments shall be made by wire transfer to a bank designated in writing by such Party. Payment of invoices shall not relieve the paying Party from any responsibilities or obligations it has under this Agreement, nor shall such payment constitute a waiver of any claims arising hereunder.

                  (c) To the extent that, for any billing period, a Party is obligated to pay to the other Party amounts due under this Agreement, such Party may use such amounts as a set-off solely against any amounts owed by the other Party pursuant to this Agreement.

         12.2 BILLING DISPUTES. In the event of a billing dispute between the Parties, (i) each Party shall continue to perform its obligations in accordance with the terms of this Agreement subject to the other Party's rights hereunder, and (ii) the Party required to make payments hereunder shall pay to the other Party all invoiced amounts when due, net of any set-offs permitted under Section 12.1(c), that are not in dispute. Payment of invoices by either Party shall not relieve the paying Party from any responsibilities or obligations it has under this Agreement; nor shall it constitute a waiver of any claims arising hereunder.

         12.3 INTEREST ON UNPAID BALANCES. Interest on any unpaid amounts and interest on overpayments or underpayments of estimated or revised amounts shall be calculated in accordance with the methodology specified for interest on refunds in FERC regulations at 18 C.F.R. section 35.19a(a)(2)(iii). Interest on delinquent amounts shall be calculated from the due date of the bill to the date of payment. When payments are made by mail, bills shall be considered as having been paid on the date of receipt by the other Party.

                                   ARTICLE 13
                                 CONFIDENTIALITY

         13.1 CONFIDENTIALITY OBLIGATIONS. Each Party shall hold in confidence, unless compelled to disclose by judicial or administrative process or other provisions of law, all documents and information furnished by one Party to the other Party in connection with this Agreement marked "Confidential" or "Proprietary." Except to the extent that such information or documents are (i) generally available to the public other than as a result of a disclosure by a receiving Party in breach of this Agreement, (ii) available to the receiving Party on a non-confidential basis prior to disclosure by the other Party, or (iii) available to the receiving Party on a non-confidential basis from a source other than the other Party, provided that such source is not known, and by reasonable effort could not be known, by the receiving Party to be bound by a confidentiality agreement with the other Party or otherwise prohibited from transmitting the information to the receiving Party by a contractual, legal or fiduciary obligation, the receiving Party shall not release or disclose such information to any other person, except to its employees, representatives or agents on a need-to-know basis, in connection with this Agreement who has not first been advised of the confidentiality provisions of this Section 13.1 and has agreed in writing to comply with such provisions. In no event shall such information be disclosed in violation of the requirements of FERC Orders 889 and 889-A, and any successor thereto. The Party receiving confidential information from the other Party shall promptly notify the other Party if it receives notice or otherwise concludes that the production of any information subject to this Section 13.1 is being sought under any provision of law and the receiving Party shall use reasonable efforts in cooperation with the other Party to seek confidential treatment for such confidential information provided thereto.

         13.2 CONFIDENTIALITY OF AUDITS. The independent auditor performing any audit, as referred to in Article 19, shall be subject to a confidentiality agreement between the auditor and the Party being audited. Such audit information shall be treated as confidential except to the extent that its disclosure is required by regulatory or judicial order, for reliability purposes pursuant to NYISO requirements and pursuant to the NYPSC's and FERC's rules and regulations. Except as provided herein, neither Party will disclose the audit information to any third party, without the other Party's prior written consent. Audit information in the hands of the Party not being audited shall be subject to all provisions of Article 19.

         13.3 REMEDIES. The Parties agree that monetary damages would be inadequate to compensate a Party for the other Party's breach of its obligations under Sections 13.1 and 13.2. Each Party accordingly agrees, subject to Section 7.2, that the other Party shall be entitled to equitable relief, by way of injunction or otherwise, if the first Party breaches or threatens to breach its obligations under Sections 13.1 or 13.2 of this Agreement, as applicable, which equitable relief shall be granted without bond or proof of damages, and the receiving Party shall not plead in defense that there would be an adequate remedy at law.

                                   ARTICLE 14
                               DISPUTE RESOLUTION

         14.1 DISPUTES. A Party with a claim or dispute under this Agreement shall submit to the TPA Committee a notification of such claim or dispute within sixty (60) days after the circumstances that gave rise to the claim or the question or issue in dispute. The notification shall be in writing and shall include a concise statement of the claim or the issue or question in dispute, a statement of the relevant facts and documentation to support the claim. In the event the TPA Committee is unable, in good faith, to resolve the disagreement in a manner satisfactory to both Parties within thirty (30) days after receipt by the TPA Committee of a notification specifying the claim, issue or question in dispute, the Parties shall refer the dispute to their respective senior management. If, after using their good faith best efforts to resolve the dispute, senior management cannot resolve the dispute within thirty (30) days, the Parties shall utilize the arbitration procedures set forth below in Section 14.2 to resolve a dispute, provided that nothing herein or therein shall prohibit a Party from at any time requesting from a court of competent jurisdiction a temporary restraining order, preliminary injunction, or other similar form of equitable relief to enforce performance of the provisions of this Agreement.

         14.2 ARBITRATION.

                  (a) Unless the Parties otherwise mutually agree in writing to another form of dispute resolution, any arbitration initiated under this Agreement shall be conducted before a single neutral arbitrator appointed by the Parties within thirty (30) days of receipt by respondent of the demand for arbitration. If the Parties are unable to agree on an arbitrator, such arbitrator shall be appointed by the American Arbitration Association. Unless the Parties agree otherwise, the arbitrator shall have experience in the electric power industry, shall not have any current or past substantial business or financial relationships with any Party to the arbitration or its Affiliates and shall have experience in arbitration or mediation of contract disputes. Unless otherwise agreed, the arbitration shall be conducted in accordance with the American Arbitration Association's Commercial Arbitration Rules, then in effect. Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act of the United States, 9 U.S.C. section section 1 et seq. The location of any arbitration hereunder shall be in New York, New York.

                  (b) The arbitration shall, if possible, be concluded not later than six (6) months after the date that it is initiated. The arbitrator shall be authorized only to interpret and apply the provisions of this Agreement or any related agreements entered into under this Agreement and shall have no power to modify or change any of the above in any manner. The arbitrator shall have no authority to award punitive or multiple damages or any damages inconsistent with this Agreement. The arbitrator shall, within thirty (30) days of the conclusion of the hearing, unless such time is extended by agreement of the Parties, notify the Parties in writing of his or her decision, stating his or her reasons for such decision and separately listing his or her findings of fact and conclusions of law. The decision of the arbitrator rendered in such a proceeding shall be final and binding on the Parties. Judgment on the award may be entered upon it in any court having jurisdiction.

                  (c) Nothing in this Agreement shall preclude, or be construed to preclude, any Party from filing a petition or complaint with FERC with respect to any arbitrable claim over which FERC has jurisdiction. In such case, the other Party may request FERC to reject or to waive jurisdiction. If FERC rejects or waives jurisdiction with respect to all or a portion of the claim, the portion of the claim not so accepted by

FERC shall be resolved through arbitration, as provided in this Agreement. To the extent that FERC asserts or accepts jurisdiction over the claim, the decision, finding of fact or order of FERC shall be final and binding, subject to judicial review under the Federal Power Act, and any arbitration proceedings that may have commenced with respect to the claim prior to the assertion or acceptance of jurisdiction by FERC shall be terminated.

                                   ARTICLE 15
                                 REPRESENTATIONS

         15.1 REPRESENTATIONS OF CENTRAL HUDSON. Central Hudson hereby represents and warrants to Supplier as follows:

                  (a) INCORPORATION. Central Hudson is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all requisite corporate power and authority to own, lease and operate its material assets and properties and to carry on its business as now being conducted.

                  (b) AUTHORITY. Central Hudson has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Central Hudson of this Agreement and the consummation by Central Hudson of the transactions contemplated hereunder have been duly and validly authorized by the Board of Directors of Central Hudson or by a committee thereof to whom such authority has been delegated and no other corporate proceedings on the part of Central Hudson are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Central Hudson and, assuming that this Agreement constitutes a valid and binding agreement of Supplier, constitutes a valid and binding agreement of Central Hudson, enforceable by Central Hudson in accordance with its terms.

                  (c) CONSENTS AND APPROVALS; NO VIOLATION.

                  (i) Neither the execution and delivery of this Agreement by Central Hudson nor performance by Central Hudson of its obligations hereunder will (A) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of Central Hudson, (B) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Central Hudson or any of its subsidiaries is a party or by which any of their respective assets may be bound or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Central Hudson, or any of its assets, except in the case of clauses (B) and (C) for such failures to obtain a necessary consent, defaults and violations which would not, individually or in the aggregate, have a material adverse effect on the ability of Central Hudson to discharge its obligations under this Agreement (a "Central Hudson Material Adverse Effect").

                  (ii) No declaration, filing or registration with, or notice to, or authorization, consent or approval of any governmental authority is necessary for performance by Central Hudson of its obligations hereunder, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained or made would not, individually or in the aggregate, have a Central Hudson Material Adverse Effect.

         15.2 REPRESENTATIONS OF SUPPLIER. Supplier hereby represents and warrants to Central Hudson as follows:

                  (a) INCORPORATION. Supplier is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, and has all requisite corporate power and authority to own, lease and operate its material assets and properties and to carry on its business as now being conducted.

                  (b) AUTHORITY. Supplier has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Supplier of this Agreement and the consummation by Supplier of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Supplier or by a committee thereof to whom such authority has been delegated and no other corporate proceedings on the part of Supplier are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Supplier and, assuming that this Agreement constitutes a valid and binding agreement of Central Hudson, constitutes a valid and binding agreement of Supplier, enforceable against Supplier in accordance with its terms.

                  (c) CONSENTS AND APPROVALS.

                  (i) Neither the execution and delivery of this Agreement by Supplier nor performance by Supplier of its obligations hereunder will (A) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of Supplier, (B) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Supplier or any of its subsidiaries is a party or by which any of their respective assets may be bound or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Supplier, or any of its assets, except in the case of clauses (B) and (C) for such failures to obtain a necessary consent, defaults and violations which would not, individually or in the aggregate, have a material adverse effect on the ability of Supplier to discharge its obligations under this Agreement (a "Supplier Material Adverse Effect").

                  (ii) No declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Authority is necessary for performance by Supplier of its obligations hereunder, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained or made would not, individually or in the aggregate, have a Supplier Material Adverse Effect.

                                   ARTICLE 16
                     ASSIGNMENT/CHANGE IN CORPORATE IDENTITY

         16.1 GENERALLY. Except as otherwise set forth in this Article 16, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by either Party hereto, without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

         16.2 CENTRAL HUDSON'S ASSIGNMENT RIGHTS. Subject to Section 16.5 below, upon ten (10) days prior written notice to Supplier, Central Hudson may assign this Agreement, and Central Hudson's rights, interests and obligations hereunder, to an Affiliate of Central Hudson that assumes Central Hudson's obligations to provide Services to the retail customers.

         16.3 SUPPLIER'S ASSIGNMENT RIGHTS. Subject to Section 16.5 below, Supplier may assign, transfer, pledge or otherwise dispose of its rights and interests hereunder to a trustee, lending institution, or other person for the purposes of financing or refinancing the Auctioned Assets, including upon or pursuant to the exercise of remedies under such financing or refinancing, or by way of assignments, transfers, conveyances of dispositions in lieu thereof; provided, however, that no such assignment in accordance with this Section 16.3 shall relieve or in any way discharge Supplier from responsibility for the performance of its duties and obligations under this Agreement. Central Hudson agrees to execute and deliver, at Supplier's expense, such documents as may be reasonably necessary to accomplish any such assignment, transfer, conveyance, pledge or disposition of rights hereunder for purposes of the financing or refinancing of the Auctioned Assets, so long as Central Hudson's rights under this Agreement are not thereby altered, amended, diminished or otherwise impaired.

         16.4 MERGERS OR CONSOLIDATIONS. Subject to Section 16.5 below, either Party may assign this Agreement to a successor to all or substantially all of the assets of such Party by way of merger, consolidation, sale or otherwise, provided such successor assumes in writing and becomes liable for all of such Party's duties and obligations hereunder.

         16.5 LIMITATIONS.

                  (a) No assignment, transfer, conveyance, pledge or disposition of rights, interests, duties or obligations under this Agreement by a Party shall relieve that Party from liability and financial responsibility for the performance thereof after any such transfer, assignment, conveyance, pledge or disposition unless and until (i) the transferee or assignee shall agree in writing to assume the obligations and duties of that Party under this Agreement and to impose such obligations on subsequent permitted transferees and assignees and (ii) the non-assigning Party has consented in writing to such assumption and to a release of the assigning Party from such liability, such consent not to be unreasonably withheld or delayed.

                  (b) If Supplier terminates its existence as a [corporate] entity by merger, acquisition, sale, consolidation or otherwise, or if all or substantially all of Supplier's assets are transferred to another person or business entity without complying with this Article 16, Central Hudson shall have the right, enforceable in a court of competent jurisdiction, to enjoin Supplier's successor from using its assets in any manner that does not comply with the requirements of this Agreement or that impedes Central Hudson's ability to carry on its ongoing business operations.

         16.6 SUCCESSORS. This Agreement and all of the provisions hereof are binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns.

                                   ARTICLE 17
                                     NOTICES

      Except as otherwise expressly set forth in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed given (as of the time of delivery or, in the case of a telecopied communication, of confirmation) if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

            if to Central Hudson, to:

                  Central Hudson Gas & Electric Corporation
                  284 South Avenue
                  Poughkeepsie, New York  12601
                  Telecopier:  (914) 486-5782
                  Attention:  Ronald P. Brand, Senior Vice President

            with a copy to:

                  Dickstein Shapiro Morin & Oshinsky LLP
                  2101 L Street, N.W.
                  Washington, D.C.  20037
                  Telecopier:  (202) 887-0689
                  Attention:  Kenneth M. Simon, Esq.

            if to Supplier, to:

                  Dynegy Power Corp.
                  1000 Louisiana Street, Suite 5800
                  Houston, TX  77002
                  Telecopier:  (713) 767-8513
                  Attention:  Edward P. Hermann
                              Senior Director - Project Acquisitions

            with a copy to:

                  Dynegy Power Corp.
                  1000 Louisiana Street, Suite 5800
                  Houston, TX  77002
                  Telecopier:  (713) 767-8510
                  Attention:  Tim Beverick, Esq.

            and a copy to:

                  Orrick, Herrington & Sutcliffe LLP
                  666 Fifth Avenue
                  New York, NY  10103
                  Telecopier:  (212) 506-5151
                  Attention:  Christopher J. Moore, Esq.

                                   ARTICLE 18
                                   AMENDMENTS

         18.1 AMENDMENTS. Except as provided in Section 18.2, this Agreement shall not be amended, modified, or supplemented unless mutually agreed to by the Parties in writing. Except as provided in Section 18.2 below, the rates, terms and conditions contained in this Agreement are not subject to change under Sections 205 or 206 of the Federal Power Act absent the mutual written agreement of the Parties. It is the intent of this Section 18.1 that, except as provided in Section 18.2 below, the rates, terms and conditions of this Agreement shall not be subject to change except by mutual written agreement by the Parties.

         18.2 NYISO AGREEMENT MODIFICATIONS. If the services contemplated by the NYISO Tariff, including without limitation the Services provided hereunder, are changed materially from those in effect on July 31, 2000, the TPA Committee shall cooperate to make conforming changes to this Agreement to fulfill the purposes of this Agreement; provided that no such changes shall alter the allocation between the Parties of the economic benefits of this Agreement. If the TPA Committee fails to agree on such changes within thirty (30) days, Central Hudson may unilaterally make conforming changes to this Agreement to fulfill the purposes of this Agreement, and shall file such changes with the FERC on behalf of both Parties; provided that nothing herein shall prejudice the Supplier's rights to protest such change.

                                   ARTICLE 19
                                     AUDITS


         The Parties shall have the right, during normal business hours, to audit each other's accounts and records pertaining to transactions under this Agreement, upon twenty (20) days prior written notice, at the offices where such accounts and records are maintained. Any such audit of a Party's accounts and records will be at the expense of the auditing Party, shall not be made more frequently than once in any twelve (12) month period, and no such audit may be made with respect to accounts and records relating to periods more than twenty-four (24) months prior to the date of the audit notice. The Party being audited will be entitled to review the audit report and any supporting materials. The Party conducting the audit shall maintain the confidentiality of all information obtained during the audit in compliance with Section 13.2 of this Agreement. To the extent that audited information includes confidential information, the auditing Party shall designate an independent auditor at its expense to perform such audit.

                                   ARTICLE 20
                            MISCELLANEOUS PROVISIONS

         20.1 WAIVER. Except as otherwise provided in this Agreement, any failure of a Party to comply with any obligation, covenant, agreement, or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         20.2 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement is intended to confer upon any other person except the Parties any rights or remedies hereunder or shall create any third party beneficiary rights in any person. No provision of this Agreement shall create any rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement except as expressly provided for thereunder.

         20.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

         20.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         20.5 INTERPRETATION. When a reference is made in this Agreement to an article, section, schedule or exhibit, such reference shall be to an article or section of, or schedule or exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation" or equivalent words. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Unless otherwise expressly stated herein, the word "day" shall mean any calendar day including weekends and holidays. Any agreement, instrument, statute, regulation, rule or order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute, tariff, regulation, rule or order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Each Party acknowledges that it has been represented by counsel in connection with the review and execution of this Agreement, and, accordingly, there shall be no presumption that this Agreement or any provision hereof be construed against the Party that drafted this Agreement.

         20.6 JURISDICTION AND ENFORCEMENT. Each of the Parties irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, Dutchess County and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or, if such suit, action or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, Dutchess County. Each of the Parties further agrees that service of process, summons, notice or document by hand delivery or U.S. registered mail at the address specified for such Party in Article 17 (or such other address specified by such Party from time to time pursuant to Article 17) shall be effective service of process for any action, suit or proceeding brought against such Party in any such court. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, Dutchess County and (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         20.7 ENTIRE AGREEMENT. This Agreement, the APSAs, the Confidentiality Agreement and the Ancillary Agreements including the exhibits, schedules, documents, certificates and instruments referred to herein or therein and other contracts, agreements and instruments contemplated hereby or thereby, embody the entire agreement and understanding of the Parties in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein or therein. This Agreement, the APSAs and the Ancillary Agreements supersede all prior agreements and understandings between the Parties with respect to the transactions contemplated by this Agreement other than the Confidentiality Agreement.

         20.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         20.9 FURTHER ASSURANCES. The Parties hereto agree to execute and deliver promptly, at the expense of the Party requesting such action, any and all other and further instruments, documents and information which may be reasonably requested in order to effectuate the transactions contemplated hereby. Each Party agrees to cooperate with, assist and accommodate all reasonable requests made by the other Party in respect of any regulatory approval necessary for, or any regulatory proceeding relating to, the execution, delivery or performance of this Agreement. Each Party further agrees to comply in all material respects with all laws of governmental authorities relating to this Agreement and the consummation of the transactions contemplated hereby.

         20.10 INDEPENDENT CONTRACTOR STATUS. Nothing in this Agreement shall be construed as creating any relationship between Central Hudson and Supplier other than that of independent contractors.

         20.11 CONFLICTS. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the APSAs, the terms of this Agreement shall prevail.

         IN WITNESS WHEREOF, Central Hudson and Supplier have caused this Transition Power Agreement to be signed by their respective duly authorized officers as of the date first above written.


                                       CENTRAL HUDSON GAS & ELECTRIC
                                       CORPORATION


                                       By: /s/ RONALD P. BRAND
                                           -----------------------------
                                           Ronald P. Brand
                                           Senior Vice President


                                       DYNEGY POWER MARKETING, INC.


                                       By: /s/ EDWARD P. HERMANN
                                           ----------------------------
                                           Edward P. Hermann
                                           Attorney-in-Fact

                                   SCHEDULE 1
                                   DEFINITIONS

PART A. Capitalized terms not defined in the body of the Agreement shall have the meaning set forth in Part A of this Schedule 1. (Part B of this Schedule 1 sets forth capitalized terms defined within the Agreement.)

         1. "AFFILIATE" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

         2. "ANCILLARY AGREEMENTS" has the meaning set forth in the APSAs.

         3. "ANCILLARY SERVICES" means the services listed in Schedule 4.1.

         4. "APSAS" means the Danskammer APSA and the Asset Purchase and Sale Agreement for the Roseton Generating Facility and Related Facilities.

         5. "AUCTIONED ASSETS" has the meaning set forth in the Danskammer APSA.

         6. "CENTRAL HUDSON" has the meaning set forth in the preamble of this Agreement and shall include its permitted successors or assigns.

         7. "CLOSING" has the meaning set forth in the Danskammer APSA.

         8. "CONFIDENTIALITY AGREEMENT" has the meaning set forth in the Danskammer APSA.

         9. "DAY AHEAD MARKET" has the meaning set forth in the NYISO OATT.

         10. "FERC" means the Federal Energy Regulatory Commission or its successors.

         11. "FIRST CONTRACT YEAR" means the period from the Effective Date through and including April 30, 2002.

         12. "MONTH" means a calendar month.

         13. "NETWORK CUSTOMER" has the meaning set forth in the NYISO OATT.

         14. "NETWORK LOAD" has the meaning set forth in the NYISO OATT.

         15. "NYISO" means the New York Independent System Operator and any successor thereto including any regional transmission organization, independent system operator, transco, or any other independent system administrator that possesses operational control or planning control over Central Hudson's transmission system.

         16. "NYISO CONTROL AREA" means the interconnected transmission systems in New York State subject to the NYISO OATT.

         17. "NYISO OATT" means the Open Access Transmission Tariff of the NYISO on file with the FERC.

         18. "NYISO TRANSMISSION SERVICE CHARGE" means a charge designed to recover the embedded cost of a transmission provider's transmission system at the point of delivery for the transaction.

         19. "NYSRC" means the New York State Reliability Counsel or its successor.

         20. "SUPPLIER" has the meaning set forth in the preamble of this Agreement and shall include its permitted successors and assigns.

         21. "TRANSMISSION USAGE CHARGE" has the meaning set forth in the NYISO OATT.

         22. "WEEK" means a calendar week beginning Sunday through the end of Saturday.

PART B. The following terms have the meaning specified in the section of this Agreement set forth opposite to such term:


TERM                                         AGREEMENT REFERENCE
----                                         -------------------

Additional Energy                            Section 5.2
Additional Energy Price                      Section 6.1(c)
Agreement                                    Preamble
Alternative Services                         Section 7.1
Ancillary Services Payment                   Section 6.1(b)
Capacity Payment                             Section 6.1(a)
Central Hudson                               Preamble
Central Hudson Material Adverse Effect       Section 15.1(c)(i)
Danskammer APSA                              First Recital
Delivery Point                               Section 5.4
Effective Date                               Section 2.1
Energy Payment                               Section 6.1(c)
Event of Default                             Section 10.1
Fixed Energy                                 Section 5.1
Fixed Energy Price                           Section 6.1(c)
Force Majeure                                Section 8.2
ICAP Plan                                    Section 3.2(a)
ICAP                                         Section 3.1(a)
Market Price                                 Section 4.1
Party or Parties                             Preamble
Price                                        Section 6.1(a)
Regulation Amount                            Section 6.1(b)
Services                                     Section 7.1
Supplier                                     Preamble
Supplier Material Adverse Effect             Section 15.2(c)(i)
TPA Committee                                Article 11

                                 SCHEDULE 3.1(A)
                          Installed Capacity and Price

          -----------------------------------------------------------
          YEAR 1:
          -----------------------------------------------------------
                   MONTH    ICAP (000         PRICE ($/KW-MO)
                               KW)
          -----------------------------------------------------------
              2001  Mar*       700                 $2.50
                     Apr       700                 $2.50
                     May       700                 $2.50
                    June       700                 $2.50
                    July       700                 $2.50
                     Aug       700                 $2.50
                     Sep       700                 $2.50
                     Oct       700                 $2.50
                     Nov       700                 $2.50
                     Dec       700                 $2.50
              2002   Jan       700                 $2.50
                     Feb       700                 $2.50
                     Mar       700                 $2.50
                     Apr       700                 $2.50
          YEAR 2:    May       400                 $2.70
                    June       400                 $2.70
                    July       400                 $2.70
                     Aug       400                 $2.70
                     Sep       400                 $2.70
                     Oct       400                 $2.70
                     Nov       400                 $2.70
                     Dec       400                 $2.70
              2003   Jan       400                 $2.70
                     Feb       400                 $2.70
                     Mar       400                 $2.70
                     Apr       400                 $2.70
          YEAR 3:    May       200                 $3.00
                    June       200                 $3.00
                    July       200                 $3.00
                     Aug       200                 $3.00
                     Sep       200                 $3.00
                     Oct       200                 $3.00
          YEAR 4:    Nov       200                 $3.00
                     Dec       200                 $3.00
              2004   Jan       200                 $3.00
                     Feb       200                 $3.00
                     Mar       200                 $3.00
                     Apr       200                 $3.00
                     May       200                 $3.00
                    June       200                 $3.00
                    July       200                 $3.00
                     Aug       200                 $3.00
                     Sep       200                 $3.00
                     Oct       200                 $3.00
          -----------------------------------------------------------

* Also applicable to any Month prior to March 2001 if the closing occurs prior to March 2001.

                                 SCHEDULE 3.2(A)

         SUPPLIER'S INSTALLED CAPACITY PLAN FOR THE FIRST CONTRACT YEAR


Supplier plans to supply Central Hudson's requirements under this Agreement from the Danskammer and Roseton facilities. When the facilities are unavailable or unable to meet Central Hudson's requirements, Supplier will provide the required services by either procuring them from the New York power pool or by providing them directly from Dynegy Marketing and Trade's portfolio of energy and energy related services.

                                  SCHEDULE 4.1

                               ANCILLARY SERVICES




               -------------------------------------------------
                                              AMOUNT   $/MW
                                              (MW PER  PER HOUR
                                               HOUR)
               -------------------------------------------------
                  2001*: 10 Min Spinning Res     25      4.90

                         30 Min Spinning Res     25      4.90

                         Regulation              25      4.90

                   2002: 10 Min Spinning Res     25      4.90

                         30 Min Spinning Res     25      4.90

                         Regulation              25      4.90

                   2003: 10 Min Spinning Res     25      4.90

                         30 Min Spinning Res     25      4.90

                         Regulation              25      4.90

                   2004: 10 Min Spinning Res     25      4.90

                         30 Min Spinning Res     25      4.90

                         Regulation              25      4.90
               -------------------------------------------------

*    Also applicable to year 2000 if closing occurs before year 2001.

SCHEDULE 5.1(A)

FIXED ENERGY                                       ADDITIONAL ENERGY

YEAR 1:                                          YEAR 1:         MAXIMUM
        MONTH   DEMAND    LOAD     PRICE                  MONTH  DEMAND     LOAD     PRICE
                (MW)      FACTOR   ($/MWH)                       (MW)       FACTOR   ($/MWH)
   2001  Mar*      250      100%     $28.00          2001  Mar*      50       66%     $35.00
          Apr      250      100%     $28.00                Apr       50       66%     $35.00
          May      250      100%     $28.00                May       50       66%     $35.00
         June      250      100%     $28.00                June     250       60%     $35.00
         July      250      100%     $28.00                July     260       60%     $35.00
          Aug      250      100%     $28.00                Aug      260       60%     $35.00
          Sep      250      100%     $28.00                Sep      150       66%     $35.00
          Oct      250      100%     $28.00                Oct       50       66%     $35.00
          Nov      250      100%     $28.00                Nov      100       66%     $35.00
          Dec      250      100%     $28.00                Dec      150       66%     $35.00
   2002   Jan      250      100%     $28.00          2002  Jan      150       66%     $35.00
          Feb      250      100%     $28.00                Feb      100       66%     $35.00
          Mar      250      100%     $28.00                Mar       50       66%     $35.00
          Apr      250      100%     $28.00                Apr       50       66%     $35.00
YEAR 2:   May      150      100%     $28.00      YEAR 2:   May       25       66%     $35.00
         June      150      100%     $28.00                June     175       60%     $35.00
         July      150      100%     $28.00                July     200       60%     $35.00
          Aug      150      100%     $28.00                Aug      200       60%     $35.00
          Sep      150      100%     $28.00                Sep       75       66%     $35.00
          Oct      150      100%     $28.00                Oct       25       66%     $35.00
          Nov      150      100%     $28.00                Nov       50       66%     $35.00
          Dec      150      100%     $28.00                Dec       75       66%     $35.00
   2003   Jan      150      100%     $28.00          2003  Jan       75       66%     $35.00
          Feb      150      100%     $28.00                Feb       50       66%     $35.00
          Mar      150      100%     $28.00                Mar       25       66%     $35.00
          Apr      150      100%     $28.00                Apr       25       66%     $35.00
YEAR 3:   May      100      100%     $28.00      YEAR 3:   May       25       66%     $40.00
         June      100      100%     $28.00                June      65       60%     $40.00
         July      100      100%     $28.00                July      75       60%     $40.00
          Aug      100      100%     $28.00                Aug       75       60%     $40.00
          Sep      100      100%     $28.00                Sep       40       66%     $40.00
          Oct      100      100%     $28.00                Oct       25       66%     $40.00
YEAR 4:   Nov      100      100%     $28.00     YEAR 4:    Nov       50       66%     $40.00
          Dec      100      100%     $28.00                Dec       75       66%     $40.00
   2004   Jan      100      100%     $28.00          2004  Jan       75       66%     $40.00
          Feb      100      100%     $28.00                Feb       50       66%     $40.00
          Mar      100      100%     $28.00                Mar       25       66%     $40.00
          Apr      100      100%     $28.00                Apr       25       66%     $40.00
          May      100      100%     $28.00                May       25       66%     $40.00
         June      100      100%     $28.00                June      65       60%     $40.00
         July      100      100%     $28.00                July      75       60%     $40.00
          Aug      100      100%     $28.00                Aug       75       60%     $40.00
          Sep      100      100%     $28.00                Sep       40       66%     $40.00
          Oct      100      100%     $28.00                Oct       25       66%     $40.00
-----------------------------------------------------------------------------------------------

* Also applicable to any Month prior to March 2001 if the closing occurs prior to March 2001.